Exhibit 3.20

BYLAWS

OF

GEOKINETICS ACQUISITION COMPANY

Adopted as of January 26, 2010

ARTICLE I

OFFICES

SECTION 1.01.      Registered Office.  The registered office of the corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, and the name of its registered agent shall be The Corporation Trust Company.

SECTION 1.02.      Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.01.      Place of Meeting.  All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.02.      Annual Meeting.  The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.03.      Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.04.      Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if one is elected, or by the President of the corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Corporate Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purposes of the proposed meeting.  The Chairman of the Board or the President of the corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 2.05.      Notice of Meeting.  Written notice of the annual, and each special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 2.06.      Quorum.  The holders of a majority of the shares of the corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of the corporation’s capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.07.      Voting.  When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the corporation’s capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three (3) years prior to voting, unless such instrument provides for a longer period, and filed with the Corporate Secretary of the corporation before, or at the time of, the meeting.  If such instrument shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1); or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.08.      Consent of Stockholders.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of the votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice must be given to all stockholders who have not consented in writing to the taking of the corporate action without a meeting and by less than unanimous written consent.  Every written consent shall bear the date of signature of each stockholder who signs the consent.

SECTION 2.09.      Voting of Stock of Certain Holders.  Shares of the corporation’s capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.10.      Treasury Stock.  The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

SECTION 2.11.      Fixing Record Date.  The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.01.      Powers.  The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02.      Number, Election and Term.  The number of directors that shall constitute the whole Board of Directors shall be not less than one (1). The number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors.  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his successor shall be elected and shall qualify.  Directors need not be residents of Delaware or stockholders of the corporation.

SECTION 3.03.      Vacancies, Additional Directors, and Removal From Office.  If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner displaced.  Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

SECTION 3.04.      Regular Meeting.  A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.05.      Special Meeting.  A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, if one is elected, or by the President of the corporation and shall be called by the Corporate Secretary on the written request of any director.  The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.06.      Notice of Special Meeting.  Notice of the place, date, and time of each special meeting shall be given to each director by whom it is not waived by mailing or personally delivering written notice not less than two (2) days before the meeting or by telephone, facsimile or electronic transmission of the same not less than twenty-four (24) hours before the special meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by facsimile or electronic transmission, such notice shall be deemed to be delivered when the facsimile or electronic transmission is delivered upon successful transmission of such notice, confirmed by telephone or email.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

SECTION 3.07.      Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.08.      Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 3.09.      Compensation.  Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors.  No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.10.      Participation in Meetings By Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

ARTICLE IV
COMMITTEE OF DIRECTORS

SECTION 4.01.      Designation, Powers and Name.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two (2) or more of the directors of the corporation.  The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution.  The committee may authorize the seal of the corporation to be affixed to all papers that may require it.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.02.      Minutes.  Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.03.      Compensation.  Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V
NOTICE

SECTION 5.01.      Methods of Giving Notice.  Whenever under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member, or stockholder or given orally, by telephone, facsimile or electronic mail.  If mailed, notice to a director, member of a committee, or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

SECTION 5.02.      Waiver.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VI
OFFICERS

SECTION 6.01.      Officers.  The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, and a Corporate Secretary.  The Board of Directors may appoint such other officers and agents, including a Chairman of the Board, a Treasurer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.  Any two or more offices may be held by the same person.  The Chairman of the Board, if one is elected, shall be elected from among the directors.  With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

SECTION 6.02.      Election and Term of Office.  The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible.  Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman.

SECTION 6.03.      Removal and Resignation.  Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04.      Vacancies.  Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.05.      Salaries.  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.06.      Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors or of the stockholders of the corporation.  The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

SECTION 6.07.      President.  The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation.  In the absence of the Chairman of the Board (if one is elected), the President shall preside at all meetings of the Board of Directors and of the stockholders.  He may also preside at any such meeting attended by the Chairman if he is so designated by the Chairman.  He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation.  He may sign with the Corporate Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.  He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors, or the Executive Committee from time to time.

SECTION 6.08.      Vice Presidents.  In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President.  Any Vice President may sign, with the Corporate Secretary or Assistant Secretary, certificates for shares of the corporation.  The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

SECTION 6.09.      Corporate Secretary.  The Corporate Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

SECTION 6.10.      Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

SECTION 6.11.      Assistant Secretary and Treasurer.  The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Corporate Secretary or the Treasurer, respectively, or by the President, the Board of Directors, or the Executive Committee.  The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Corporate Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office.  The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.  The

Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.01.      Contracts.  Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.02.      Checks.  All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.03.      Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII
CERTIFICATES OF STOCK

SECTION 8.01.      Issuance.  Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the corporation.  The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Corporate Secretary or an Assistant Secretary.  If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile.  If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe.  Certificates shall not be issued representing fractional shares of stock.

SECTION 8.02.      Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (1) the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, (2) such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (3) both.

SECTION 8.03.      Transfers.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Corporate Secretary of the corporation or the Transfer Agent.

SECTION 8.04.      Registered Stockholders.  The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX
DIVIDENDS

SECTION 9.01.      Declaration.  Dividends with respect to the shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.02.      Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

SECTION 10.01.    Third Party Actions.  The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 10.02.    Actions by or in the Right of the Corporation.  The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

SECTION 10.03.    Mandatory Indemnification.  To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.01 and 10.02, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 10.04.    Determination of Conduct.  The determination that a director, officer, employee, or agent has met the applicable standard of conduct set forth in Sections 10.01 and 10.02 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 10.05.    Payment of Expenses in Advance.  Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X.

SECTION 10.06.    Indemnity Not Exclusive.  The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 10.07.    Definitions.  For purposes of this Article X:

(a)           “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

(b)           “other enterprises” shall include employee benefit plans;

(c)           “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d)           “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e)           a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

SECTION 10.08.    Continuation of Indemnity.  The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 10.09.    Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE XI
MISCELLANEOUS

SECTION 11.01.    Seal.  The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.02.    Books.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 11.03.    Facsimile Signatures.  In addition to the provisions for use of facsimile or electronic copy signatures elsewhere specifically authorized in these bylaws, facsimile or electronic copy signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 11.04.    Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

SECTION 11.05.    Fiscal Year.  The fiscal year of the corporation shall be as fixed by the Board of Directors.

SECTION 11.06.    Time Periods.  In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE XII
AMENDMENT

These bylaws may be altered, amended, or repealed by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting, subject to repeal or change by action of the stockholders.